Exhibit 3.1

                               ARTICLES OF MERGER
                                       OF
                   UNIVERSAL COMMUNICATION SYSTEMS, INC. INTO
                    WORLD WIDE WIRELESS COMMUNICATIONS, INC.


         FIRST: World Wide Wireless Communications, Inc. (hereinafter referred to as the "parent entity"), an entity of the jurisdiction of Nevada, owns all of the outstanding shares of each class of Universal Communication Systems, Inc. (hereinafter referred to as the "subsidiary entity"), an entity of the jurisdiction of Nevada.

         SECOND: A plan of merger was adopted by each constituent entity, whereby the subsidiary entity is to be merged into the parent entity.

         THIRD: Approval of the owners of the parent and subsidiary entity was not required.

         FOURTH: The complete executed plan of merger is on file at the place of business of the parent entity located at Suite 6K, 407 Lincoln Road, Miami Beach, Florida 33139, and a copy of the plan will be furnished by the parent entity, on request and without cost, to any owner of any entity which is a party to this merger.

         FIFTH: The name of the parent entity is hereby changed to Universal Communication Systems, Inc.

         SIXTH: This merger shall be effective on March 14, 2002.



                                 WORLD WIDE WIRELESS COMMUNICATIONS, INC.
                                 ----------------------------------------
                                                 (Name of Parent Entity)

                                 By:  /s/ Michael J. Zwebner
                                    --------------------------------------------
                                                            President

                                 By:  /s/ Alexander Walker, Jr.
                                    --------------------------------------------
                                                            Secretary



                                 UNIVERSAL COMMUNICATION SYSTEMS, INC.
                                 -------------------------------------
                                                 (Name of Subsidiary Entity)

                                 By:  /s/ Michael J. Zwebner
                                    --------------------------------------------
                                                            President

                                 By:  /s/ Alexander Walker, Jr.
                                    --------------------------------------------
                                                            Secretary